UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 18, 2015
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2015, LeapFrog Enterprises, Inc. (the “Company”) drew down on its $75.0 million asset-based revolving credit facility governed by the Amended and Restated Loan and Security Agreement, dated as of August 13, 2009 (as amended, the “Loan Agreement”), by and among the Company, certain financial institutions, and Bank of America, N.A.  The Loan Agreement was filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q on May 7, 2012.  For a summary of the material terms of the Loan Agreement, including payment and acceleration provisions and covenants, which are incorporated into this Item 2.03 by reference, see the Company’s Quarterly Report on Form 10-Q filed on May 7, 2012.

The Company had previously drawn down $10.0 million on October 18, 2015 and drew down an additional $10.0 million on November 18, 2015.  The Company currently has $20.0 million outstanding under the Loan Agreement as of the date hereof at an interest rate of 1.97%. Over the next two months, the Company may draw up to an additional $20.0 million.  The proceeds will be used to fund seasonal working capital needs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

	By:	/s/ Raymond L. Arthur
Date: November 24, 2015		Raymond L. Arthur
Chief Financial Officer